UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): March 3, 2010

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

TEP Loan Agreement

On March 3, 2010, Tucson Electric Power Company (TEP) entered into a $30 million term loan agreement with JPMorgan Chase Bank, N.A., as administrative agent and lender (the Loan Agreement). The loan bears interest based on LIBOR or Alternate Base Rate plus a margin based on a pricing grid tied to TEP’s credit ratings. The current margins are 2.00% for LIBOR loans and 1.00% for Alternate Base Rate loans. The loan proceeds will be used for general corporate purposes, including to fund a portion of the purchase price of Sundt Unit 4.

The Loan Agreement expires on September 1, 2011. The Loan Agreement is secured by $30 million of mortgage bonds issued under TEP’s Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, as supplemented, to The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee.

The Loan Agreement contains a number of covenants which restrict TEP and its subsidiaries, including restrictions on additional indebtedness, liens, sale of assets, dividends and sale-leasebacks agreements. The Loan Agreement also requires TEP to meet a minimum cash coverage ratio and a maximum leverage ratio. If TEP complies with the terms of the Loan Agreement, TEP may pay dividends to UniSource Energy.

If an event of default occurs, the Loan Agreement may become immediately due and payable. Events of default include the failure to make required payments under the Loan Agreement, change in control, as defined, failure of TEP or certain subsidiaries to make payments or default on a debt greater than $20 million, or certain bankruptcy events at TEP or certain subsidiaries.

The covenants and events of default in the Loan Agreement are generally the same, in all material respects, as those in TEP’s existing credit agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Change in Control Agreements

The previously reported change in control agreements of the following executive officers of UniSource Energy Corporation (UniSource Energy) and TEP expired on March 3, 2010 and new change of control agreements with such officers were entered on March 4, 2010: Michael J. DeConcini, Senior Vice President and Chief Operating Officer; Kevin P. Larson, Senior Vice President, Chief Financial Officer and Treasurer; and Karen G. Kissinger, Vice President, Chief Compliance Officer and Controller.

For the purpose of the new agreements, a “Change in Control”, is defined to include the acquisition of beneficial ownership of 40% of the common stock of UniSource Energy, certain changes in the Board, the closing of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The new agreements further provide that a Change in Control will not be deemed to have occurred until the receipt of final regulatory approval and the close of the transaction. The new agreements also provide that the executive officer shall be employed by UniSource Energy or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits which are at least equal to his then current compensation and benefits, for an employment period of two years after a Change in Control (subject to earlier termination for cause or the executive officer’s termination for good reason).

The new agreements are initially in effect until December 31, 2010 and are automatically renewed at the end of term for an additional year unless UniSource Energy provides prior notice that the term will not be so renewed. If a Change in Control occurs during the term of the agreements, the scheduled expiration date is extended for a term ending on the 24-month anniversary of the Change in Control.

During the term of the new agreements, in the event that there is a Change in Control and an executive officer’s employment is terminated by TEP or UniSource Energy (with the exception of termination for cause as defined in the new agreements), or if the executive officer terminates employment for good reason as defined in the new agreements, severance benefits are payable in the form of: (i) a single lump sum payment in an amount equal to one and one-half (for Messrs. DeConcini and Larson) or one (for Ms. Kissinger) times the greater of (a) the executive officer’s annualized base salary as of the date of the executive officer’s separation from service, or (b) the executive officer’s annualized base salary in effect immediately prior to any material diminution in the executive officer’s base salary following execution of the new agreement; (ii) a single lump sum cash payment in an amount equal to one and one-half (for Messrs. DeConcini and Larson) or one (for Ms. Kissinger) times the average payment to which the executive officer was entitled pursuant to the short-term incentive compensation plan for the three calendar years immediately preceding the calendar year in which the executive officer’s separation from service occurs or, if that data is not available, the executive officer’s target payment under the short-term incentive compensation plan; (iii) a single lump sum cash payment in an amount equal to a prorated portion of the payment to which the executive officer would have been entitled under the short-term incentive compensation plan for the calendar year in which the executive officer’s separation from service occurs; and (iv) a single lump sum cash payment in the amount of the payment, if any, to which the executive officer is entitled under the short-term incentive compensation plan (based on the executive officer’s actual performance) for the year prior to the year in which the executive officer’s separation from service occurs, to the extent such payment has not already been paid to the executive officer.

Such executive officer would also be entitled to continue to participate in TEP’s health, life, disability or other insurance benefit plans for a period expiring on the earlier of (a) 18 months (for Messrs. DeConcini and Larson), or 12 months (for Ms. Kissinger) following the executive officer’s separation from service, or in some cases for the respective period following the Change in Control event, or (b) the day on which the executive officer becomes eligible to receive any substantially similar benefits, on a benefit-by-benefit basis, under any plan or program of any successor employer. In the event the executive officer elected a high deductible health care plan pursuant to which TEP has agreed to make contributions to the executive officer’s health savings account, then TEP will pay to the executive officer a single lump sum cash payment in an amount equal to the contributions that TEP would have made to the executive officer’s health savings account during the respective benefit continuation period described above had the executive officer not incurred the separation from service.

Unlike the prior agreements, the new agreements exclude the requirements that (i) TEP make a payment to the executive officer to offset any golden parachute excise taxes imposed in accordance with Code sections 280G and 4999; and (ii) severance benefits be paid if an executive officer died or became disabled during the protection period following a Change in Control.

The new agreements contain a number of material conditions or obligations applicable to the receipt of payments or benefits, which require the executive officer to (i) continue to abide by the terms and provisions of UniSource Energy’s policies that protect various forms of confidential information and intellectual property; (ii) refrain from consulting with, engaging in or acting as an advisor to another company about business that competes with UniSource Energy; (iii) refrain from soliciting business for or in connection with any competing business (a) from any individual or entity that obtained products or services from UniSource Energy at any time during the executive officer’s employment with UniSource Energy or (b) from any individual or entity that was solicited by the executive officer on behalf of UniSource Energy; and (iv) refrain from soliciting employees of UniSource Energy who would have the skills and knowledge necessary to enable or assist efforts by the executive officer to engage in a competing business. Item (i) referred to in this paragraph contains no durational limit, nor do the new agreements include any provision providing for waiver of a breach of item (i). Items (ii) through (iv) referred to in this paragraph are effective for a period of one year following the date of the executive officer’s termination. Breach of items (ii) through (iv) is waived if UniSource Energy or TEP materially defaults on any of its obligations under the new agreements.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
4(a) Loan Agreement, dated as of March 1, 2010, between Tucson Electric Power Company and JPMorgan Chase Bank, as Lender and Administrative Agent.
4(b) Supplemental Indenture No. 10 creating a series of bonds designated as First Mortgage Bonds, Collateral Series H, dated as of March 1, 2010.
10(a) Change in Control Agreement, dated as of March 4, 2010, between Tucson Electric Power Company and Michael J. DeConcini (including a schedule of other officers who are covered by substantially identical agreements).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2010	UNISOURCE ENERGY CORPORATION
(Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: March 5, 2010	TUCSON ELECTRIC POWER COMPANY
(Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer